UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report  (date of earliest event reported):  January 26, 2001

SCP POOL CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(504) 892-5521

SCP POOL CORPORATION

Item 2.   Acquisition or Disposition of Assets

On January 26, 2001, SCP Pool Corporation (the “Company”), a Delaware corporation, completed its acquisition (the “Acquisition”) of the pool division of Hughes Supply, Inc. (“Hughes”; NYSE:HUG), a Florida corporation, pursuant to the terms of the Asset Purchase Agreement (the “Hughes Purchase Agreement”), dated as of January 26, 2001 by and between Hughes Supply, Inc., Allstate Pool Supplies, Inc., a Delaware Corporation and Allstate Pool Business, L.P., a Delaware limited partnership, on the one hand, and Superior Pool Products LLC, SCP Distributors LLC and SCP Acquisition Co. LLC, each a Delaware limited liability company and wholly owned subsidiary of the Company. The Hughes Purchase Agreement is filed as an exhibit hereto. The following discussion is only a summary and is qualified in its entirety by reference to the Hughes Purchase Agreement.

Pursuant to the Hughes Purchase Agreement, the Company acquired substantially all of the assets and assumed certain of the liabilities of the pool division of Hughes for a purchase price of approximately $48.0 million, subject to adjustment. The purchase price was financed by borrowings under the Company's revolving line of credit with LaSalle National Bank as well as a seller's note issued by Hughes. The amount of the consideration was determined by reference to the book value of the assets acquired and as a result of negotiations between the Company and Hughes. Prior to the acquisition, there was no material relationship between Hughes and the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer.

The assets acquired from Hughes include product inventories, consisting primarily of swimming pool supplies and complementary products, and fixed assets used in the distribution of product inventories. The Company intends to sell such inventories in the ordinary course of business and to continue to use such fixed assets in the distribution of product inventories.

SCP POOL CORPORATION

Item 7.   Financial Statements and Exhibits

a.–b.   Financial statements of businesses acquired and pro forma financial information

The Acquisition did not meet the significance tests as defined in the instructions for Item 7 of Form 8-K, and therefore, neither financial statements of the business acquired nor pro forma financial information are required to be filed.

c.	Exhibits

Exhibit Number 10.1	Description

Asset Purchase Agreement dated as of January 26, 2001, by and between Hughes Supply, Inc., Allstate Pool Supplies, Inc., a Delaware Corporation and Allstate Pool Business, L.P., a Delaware limited partnership, on the one hand, and Superior Pool Products LLC (“Superior”), SCP Distributors LLC (“Distributors”) and SCP Acquisition Co. LLC (“Acquisition”), each a Delaware limited liability company and wholly owned subsidiary of the Company.
99	Press Release dated as of January 29, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on February 2, 2001.

SCP POOL CORPORATION

By: /s/ Craig K. Hubbard
Craig K. Hubbard
Chief Financial Officer, Treasurer and Secretary

SCP POOL CORPORATION

Index to Exhibits

Exhibit Number 10.1	Description

Asset Purchase Agreement dated as of January 26, 2001, by and between Hughes Supply, Inc., Allstate Pool Supplies, Inc., a Delaware Corporation and Allstate Pool Business, L.P., a Delaware limited partnership, on the one hand, and Superior Pool Products LLC (“Superior”), SCP Distributors LLC (“Distributors”) and SCP Acquisition Co. LLC (“Acquisition”), each a Delaware limited liability company and wholly owned subsidiary of the Company.
99	Press Release dated as of January 29, 2001.